UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2023

Ritchie Bros. Auctioneers Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Canada	001-13425	98-0626225
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

9500 Glenlyon Parkway, Burnaby, British Columbia, Canada V5J0C6

(Address of principal executive offices) (Zip Code)

(778) 331-5500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares	RBA	New York Stock Exchange
Common Share Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On January 22, 2023, Ritchie Bros. Auctioneers Incorporated (the “Company” or “RBA”) entered into a securities purchase agreement (the “Purchase Agreement”) with Starboard Value LP (“Starboard Value”), certain of its affiliated funds (the “Purchasers”), and Jeffrey C. Smith, a Managing Member, Chief Executive Officer and Chief Investment Officer of Starboard Value, pursuant to which the Company agreed to issue and sell to the Purchasers, in a private placement (the “PIPE Transaction”) exempt from the registration requirements of the Securities Act of 1933, as amended and the prospectus requirements of British Columbia securities law, (i) an aggregate of 485,000,000 Senior Preferred Shares of the Company designated as Series A Senior Preferred Shares (the “Preferred Shares”), which Preferred Shares are convertible into RBA common shares, for an aggregate purchase price of $485.0 million, or $1.00 per Preferred Share, and (ii) an aggregate of 251,163 RBA common shares, for an aggregate purchase price of approximately $15.0 million, or $59.722 per RBA common share. The PIPE Transaction closed on February 1, 2023.

On March 12, 2023, and pursuant to the terms of the Purchase Agreement, the Board of Directors of the Company (the “Board”) increased the size of the Board from nine to ten directors and appointed Mr. Smith to the Board, as described in the Company’s Current Report on Form 8-K filed with the SEC on March 15, 2023 (the “Initial 8-K”).

This amendment to the Initial 8-K amends Item 5.02 of the Initial 8-K to include Mr. Smith’s committee assignment. Except for the foregoing, no other changes have been made to the Initial 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2023, the Board reconstituted the Integration Committee, which had been established by the Board to monitor the integration of IAA, Inc. following the completion of the Company’s acquisition of IAA, Inc., to include Robert Elton (Chair), Brian Bales, Adam DeWitt, Lisa Hook and Mr. Smith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2023	RITCHIE BROS. AUCTIONEERS INCORPORATED

	By:	/s/ Darren Watt
Darren Watt
General Counsel